EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated August 21, 1998 included in Vacu-dry Company's Form 10-K for the year ended June 30, 1998.

/S/ ARTHUR ANDERSEN LLP
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San Francisco, California
July 28, 1999